Exhibit 99.1



      SWS Announces Financial Results for First Quarter of Fiscal 2004;

            Company Reports Diluted Earnings of 7 Cents Per Share



    DALLAS, Oct. 23 /PRNewswire-FirstCall/ -- SWS Group, Inc. (NYSE: SWS)

today announced net income of $1.3 million, or diluted earnings per share of

7 cents, on revenues of $63.8 million for its fiscal first quarter ended

Sept. 26, 2003.  In the comparable quarter of the prior year, SWS reported a net loss of $310,000, or 2 cents per share, on revenues of $65.8 million.

    "We are encouraged by recent economic and market trends," said SWS Chief

Executive Officer Donald W. Hultgren.  "As the financial performance of SWS

Group improves, we are continuing to focus on the growth of our business lines and building revenue sources."

    Hultgren said clearing revenues increased for the second quarter in a row after declining for five consecutive quarters.  In addition, commission revenue increased 20 percent from the levels recorded in the company's first quarter last year.

    "We had a $3.7 million increase in commission business that was mostly offset by an interest rate driven decline of more than $3 million in fixed income trading revenues," Hultgren said.  "The increased commission revenues show that we are on track with our corporate focus.  We intend to leverage our expertise and capabilities to expand our clearing business and grow our distribution network as we become a nationally recognized, full-service regional brokerage firm."

    The company's correspondent count was 229 at the end of the quarter compared with 226 last year.  SWS' recruiting effort produced a net of 11 new financial advisors in the firm's Southwest Securities subsidiary and 14 additional independent contractor financial advisors over the totals from last year's first quarter.

    The company's First Savings Bank subsidiary also reported significant growth during the quarter.  Net interest revenue was up 43 percent from revenue recorded in the prior fiscal year.  Average loans grew 16 percent to

$550 million from $474 million, average deposits increased 112 percent to $612 million from $288 million and average capital grew 14 percent to $54 million from $48 million as compared with the same period a year ago.

    Southwest Securities processed 9.1 million securities transactions in the quarter compared with 7.1 million in the same period a year ago, representing a 28 percent increase.  Book value per share was $14.76.

    As previously disclosed, the results for the prior year's first quarter included an after-tax charge of $2.2 million, or 13 cents per share, to establish a reserve for fraudulent mortgages that were purchased by First

Savings Bank.  Without the reserve, SWS would have reported net income of $1.9 million, or 11 cents per share, in that quarter.

    SWS Group, Inc. is a Dallas-based holding company that offers a broad range of investment and financial services through its subsidiaries.  The company's common stock is listed and traded on the New York Stock Exchange under the symbol SWS.  Subsidiaries of the company include Southwest

Securities, Inc., First Savings Bank, SWS Financial Services, Inc., SWS

Capital Corporation and Southwest Insurance Agency.

    This release contains forward-looking statements regarding the company's future overall performance.  Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties.  Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange

Commission.



                        (Financial Statements Follow)





                         SWS GROUP, INC. AND SUBSIDIARIES

                  Consolidated Statements of Financial Condition

                       September 26, 2003 and June 27, 2003

               (In thousands, except par values and share amounts)



                                          September 26,    June 27,

                                              2003           2003



                   Assets

    Cash and cash equivalents               $233,690        $74,706

    Assets segregated for regulatory

     purposes                                505,310        441,184

    Marketable equity securities

     available for sale                        8,640          5,599

    Receivable from brokers, dealers

     and clearing organizations            2,868,283      2,488,008

    Receivable from clients, net             362,122        297,238

    Loans held for sale, net                 105,379        201,265

    Loans, net                               362,350        366,008

    Securities owned, at market value        136,416        122,693

    Other assets                              89,622         95,383

         Total assets                     $4,671,812     $4,092,084



        Liabilities and Stockholders' Equity

    Short-term borrowings                    $48,400           $---

    Payable to brokers, dealers and

     clearing organizations                2,795,337      2,405,427

    Payable to clients                       738,644        705,474

    Deposits                                 632,757        528,515

    Securities sold, not yet purchased,

     at market value                          70,584         40,620

    Drafts payable                            32,857         29,331

    Advances from Federal Home Loan Bank      18,010         49,885

    Other liabilities                         74,788         73,953

    Exchangeable subordinated notes            9,086          7,284

         Total liabilities                 4,420,463      3,840,489



    Minority interest in consolidated

     subsidiaries                                150          1,822



    Stockholders' equity:

       Preferred stock of $1.00 par value.

        Authorized 100,000 shares;

        none issued                              ---            ---

       Common stock of $.10 par value.

        Authorized 60,000,000 shares,

        issued 17,773,849 and outstanding

        17,020,079 shares at

        September 26, 2003; issued

        17,707,998 and outstanding

        16,957,287 shares at

        June 27, 2003                          1,777          1,770

       Additional paid-in capital            244,155        243,683

       Retained earnings                       1,272          1,217

       Accumulated other comprehensive

        income - unrealized holding

        gain (loss), net of tax               13,566         12,673

       Deferred compensation, net              1,611          1,549

       Treasury stock (753,770 shares at

        September 26, 2003 and

        750,711 shares at

        June 27, 2003, at cost)              (11,182)       (11,119)

               Total stockholders' equity    251,199        249,773

    Commitments and contingencies

         Total liabilities and

          stockholders' equity            $4,671,812     $4,092,084





                         SWS GROUP, INC. AND SUBSIDIARIES

     Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

       For the three months ended September 26, 2003 and September 27, 2002

                (In thousands, except per share and share amounts)



                                          September 26,   September 27,

                                              2003            2002



    Net revenues from clearing operations     $5,276         $5,310

    Commissions                               21,858         18,150

    Interest                                  24,403         24,817

    Investment banking, advisory and

     administrative fees                       6,045          6,970

    Net gains on principal transactions        3,453          6,762

    Other                                      2,735          3,780

         Total revenue                        63,770         65,789



    Commissions and other employee

     compensation                             32,620         30,991

    Interest                                   8,469         10,780

    Occupancy, equipment and computer

     service costs                             7,364          8,829

    Communications                             3,095          3,983

    Floor brokerage and clearing

     organization charges                      1,768          1,782

    Advertising and promotional                  771            747

    Other                                      7,873          8,909

         Total expense                        61,960         66,021



    Income (loss) before income tax expense

     (benefit) and minority interest in

     consolidated subsidiaries                 1,810           (232)

    Income tax expense (benefit)                 527           (251)

    Income before minority interest

     in consolidated subsidiaries              1,283             19

    Minority interest in consolidated

     subsidiaries                                ---           (329)

    Net income (loss)                          1,283           (310)

    Net income (loss) recognized in other

     comprehensive income (loss),

     net of tax                                  893           (380)



    Comprehensive income (loss)               $2,176          $(690)



    Earnings per share - basic

    Net income (loss)                          $0.08          (0.02)

    Weighted average shares

     outstanding - basic                  17,001,684     17,125,507



    Earnings per share - diluted

    Net income (loss)                          $0.07         $(0.02)

    Weighted average shares

     outstanding - diluted                17,206,521     17,125,507



SOURCE  SWS Group, Inc.

    -0-                             10/23/2003

    /NOTE TO EDITORS:  A Company background is available upon request.  Please call the contact./

    /CONTACT:  Jim Bowman, Vice President - Corporate Communications of SWS

Group, Inc., +1-214-859-9335, or jbowman@swst.com /

    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20010628/DATH004LOGO

                      AP Archive:  http://photoarchive.ap.org

                      PRN Photo Desk, photodesk@prnewswire.com /

    /Web site:  http://www.swsgroupinc.com /

    (SWS)



CO:  SWS Group, Inc.

ST:  Texas

IN:  FIN

SU:  ERN